Exhibit 23.1


                INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Reclamation Consulting and Applications, Inc. on Form S-8 of our report, dated August 8, 2002, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of Reclamation Consulting and Applications, Inc. for the year ended June 30, 2001.

STUART RUBIN, CPA

/s/ Stuart Rubin
    --------------
    Stuart Rubin

    Los Angeles, California
    August 8, 2002